UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2023

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37897	26-1828101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

1001 Calle Amanecer San Clemente, CA		92673
(Address of principal executive offices)		(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value per share	RSLS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 7, 2023, the Board of Directors (the “Board”) of ReShape Lifesciences Inc. (the “Company”), based on the recommendation of management and after consultation with RSM US LLP (“RSM”), the Company’s independent registered public accounting firm, determined that the Company’s financial statements for the year ended December 31, 2021, as included in the previously filed Annual Report on Form 10-K for the year ended December 31, 2021, and the unaudited condensed consolidated financial statements for quarters ended June 30, 2021, September 30, 2021, March 31, 2022, June 30, 2022 and September 30, 2022 (collectively, the “Restated Quarterly Periods”), as included in the previously filed Quarterly Reports on Form 10-Q for such quarters, were materially misstated and, therefore, the financial statements should be restated, and the financial statements should no longer be relied upon.

While preparing the consolidated financial statements for the year ended December 31, 2022, the Company identified a non-cash error in the purchase accounting from the Company’s June 2021 merger with Obalon Therapeutics Inc. (“Obalon”). The merger agreement with Obalon provided that Obalon would obtain “tail” insurance policies with a claims period of at least six years from and after the effective time of the merger for the persons who were covered by the existing directors’ and officers’ liability insurance and fiduciary liability insurance of Obalon at the time of the merger agreement, with terms, conditions, retentions and levels of coverages at least as favorable as such Obalon insurance, with respect to matters existing or occurring at or prior to the effective time of the merger (the “D&O Tail Policy”). Following the merger, the Company had capitalized the D&O Tail Policy as a claims-based contract at the time of the merger and included it as an acquired asset of $1.9 million. The Company re-evaluated the D&O Tail Policy in connection with the preparation of its consolidated financial statements for the year ended December 31, 2022 and determined that the policy should have been expensed in full on the effective date, which was prior to the closing of the merger. In addition, the Company concluded there were immaterial errors related to the fair value calculation of stock options awarded during the quarter ended September 30, 2021, an error related to the reserve for uncertain tax position disclosures and valuation allowance related to the impairment of certain assets.

The Company intends to include the restated financial information for the year ended December 31, 2021 and for the Restated Quarterly Periods in its Annual Report on Form 10-K for the year ended December 31, 2022, which the Company is working to complete as soon as possible. On April 3, 2023, the Company filed a Notification of Late Filing on Form 12b-25 in order to obtain an additional fifteen calendar days, April 17, 2023, in which to endeavor to file the 2022 Form 10-K, however, there can be no assurance that the 2022 Form 10-K will be filed within such period.

The Company’s management concluded that the Company’s internal controls over financial reporting were not effective as of June 30, 2021, September 30, 2021, December 31, 2021, March 31, 2022, June 30, 2022, September 30, 2022 and December 31, 2022 due to insufficient internal resources with appropriate accounting and finance knowledge and expertise to design, implement, document and operate effective internal controls around the financial reporting process. There can be no assurance that additional material weaknesses will not be identified as the Company completes its financial close process in connection with its 2022 Form 10-K.

The Company’s management, Audit Committee and Board of Directors have discussed the matters disclosed in this Current Report on Form 8-K with RSM, the Company’s independent registered public accounting firm.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those discussed due to known and unknown risks, uncertainties, and other factors. These forward-looking statements generally can be identified by the use of words such as “expect,” “plan,” “anticipate,” “could,” “may,” “intend,” “will,” “continue,” “future,” other words of similar meaning and the use of future dates. These forward-looking statements and factors that may cause such differences include the timing of completion of the restatement and additional material weaknesses that may be identified. These and additional risks and uncertainties are described more fully in the company’s filings with the Securities and Exchange Commission, including those factors identified as “risk factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We are providing this information as of the date of this Current Report on Form 8-K and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Paul F. Hickey
Paul F. Hickey
President and Chief Executive Officer

Date: April 13, 2023